Exhibit 99.1

Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES SECOND QUARTER RESULTS

Malvern, PA, July 26, 2011 -- Liberty Property Trust (NYSE:LRY) reported that funds from operations available to common shareholders (diluted) (“FFO”) for the second quarter of 2011 was $0.65 per share, compared to $0.67 per share for the same period in 2010. FFO for the second quarter of 2011 included a $4.2 million, non-cash impairment charge. Excluding this impairment charge, FFO for the second quarter would be $0.69 per share. Funds from operations for the second quarter of 2011 include lease termination fees of $1.6 million.

FFO per share for the six-month period ended June 30, 2011 was $1.30, compared to $1.31 per share for the same period in 2010.

Net income per common share (diluted) was $0.74 per share for the quarter ended June 30, 2011, compared to $0.29 per share (diluted) for the quarter ended June 30, 2010. Net income for the six-month period ended June 30, 2011 was $0.99 per share, compared with $0.56 per share for the same period in 2010.   Net income for the three months ended June 30, 2011 and 2010 includes net gains on property dispositions of $50.5 million ($0.44 per share) and $4.7 million ($0.04 per share). Net income for the six months ended June 30, 2011 and 2010 includes net gains on property dispositions of $52.1 million ($0.45 per share) and $8.3 million ($0.07 per share).

“Liberty had a remarkably productive second quarter, and we’ve continued that momentum in the third quarter,” said Bill Hankowsky, chairman and chief executive officer. “We have made significant progress in our transaction plan for 2011, we are planting seeds of future growth through development and value-add acquisition opportunities, and we are seeing signs of increasing demand in our markets.”

Portfolio Performance

Leasing: At June 30, 2011 Liberty’s in-service portfolio of 77 million square feet was 89.5% occupied, compared to 88.7% at the end of the first quarter. During the second quarter, Liberty completed lease transactions totaling 3.4 million square feet of space.

Same Store Performance: Property level operating income for same store properties increased by 2.8% on a cash basis and increased by 0.9% on a straight line basis for the second quarter of 2011 compared to the same quarter in 2010. Included in rental property operating expense is a $1.5 million credit resulting from a reduction in the allowance for doubtful accounts.

-more-

Liberty Property Trust

Second Quarter 2011 Earnings

Portfolio Activity

During the second quarter and subsequently in the third quarter, Liberty furthered the execution of its portfolio repositioning strategy through property sales and acquisitions.

Dispositions: During the quarter, Liberty sold 51 operating properties, containing 3.1 million square feet, for $266.0 million. The properties sold included: 32 office and high-finish flex properties in Lehigh Valley, Pennsylvania totaling 1.4 million square feet; 14 office and flex properties in Richmond, Virginia totaling 919,000 square feet; a 552,000 square foot distribution building in Sturtevant, Wisconsin; a 29,000 square foot office building in Milwaukee, Wisconsin; a 62,000 square foot office building in Mt. Laurel, New Jersey; a 32,000 square foot flex building in Tampa, Florida; and a 35,000 square foot office building in Horsham, Pennsylvania.

In addition, a joint venture in which Liberty holds a 25% interest sold a 231,000 square foot industrial property in Bridgeport, New Jersey, for $8.4 million; a joint venture in which Liberty holds a 20% interest sold a 22,000 square foot office property in Solihull, United Kingdom for $7.5 million; and a joint venture in which Liberty holds a 50% interest sold five acres of land in Manchester, United Kingdom for $9.6 million.

Acquisitions: Liberty acquired two properties during the quarter for a total investment, including purchase price, transaction costs and projected leasing costs and improvements, of $41.1 million. The projected stabilized yield on these two properties is 8.0%.

The two properties acquired consist of a fully leased, 179,000 square foot multi-tenant industrial building in Charlotte, North Carolina, and a 535,000 square foot distribution building in Lehigh Valley, Pennsylvania. The Lehigh Valley property was empty at purchase, but Liberty has subsequently signed two leases which will bring this property to 100% occupancy. One lease, for 197,500 square feet, will commence on September 1, 2011, the other, for the balance of the building, will commence on January 1, 2012.

Development: Liberty commenced no new development during the second quarter.

Subsequent Events

On July 1, 2011, Liberty purchased two industrial properties containing 1.2 million square feet in Elwood, Illinois for a total investment, including purchase price, transaction costs and projected leasing costs and improvements, of $59.4 million. The properties were 36% leased at purchase, but subsequently, Liberty has leased an additional 211,523 square feet of space.

On July 22, 2011, Liberty sold four office properties in Milwaukee, Wisconsin, containing 338,000 square feet, for $41 million.

-more-

Liberty Property Trust

Second Quarter 2011 Earnings

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 77 million square foot portfolio includes nearly 700 properties which provide office, distribution and light manufacturing facilities to 1,900 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 26, 2011, at 12:00 noon eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691.  The passcode needed to access the call is 84152957. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants, using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

-more-

Liberty Property Trust

Statement of Operations

June 30, 2011

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Operating Revenue
Rental	$123,064	$122,065	$244,429	$243,626
Operating expense reimbursement	51,845	50,579	107,019	104,816
Total operating revenue	174,909	172,644	351,448	348,442

Operating Expenses
Rental property	31,568	31,452	66,689	68,077
Real estate taxes	20,908	21,065	41,687	42,174
General and administrative	13,261	12,548	29,224	27,415
Depreciation and amortization	41,303	39,719	83,102	79,769
Total operating expenses	107,040	104,784	220,702	217,435

Operating Income	67,869	67,860	130,746	131,007

Other Income/Expense
Interest and other	2,381	2,646	5,013	5,391
Interest	(31,231)	(36,410)	(65,830)	(72,185)
Total other income/expense	(28,850)	(33,764)	(60,817)	(66,794)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	39,019	34,096	69,929	64,213
Gain on property dispositions	302	2,242	1,463	3,010
Income taxes	(63)	(503)	(613)	(955)
Equity in earnings of unconsolidated joint ventures	1,109	783	1,643	1,177

Income from continuing operations	40,367	36,618	72,422	67,445

Discontinued operations (including net gain on property dispositions of $50,157 and $2,408 for the quarters ended June 30, 2011 and 2010 and $50,627 and $5,270 for the six month periods ended June 30, 2011 and 2010)	52,474	3,396	55,362	8,391
Net Income	92,841	40,014	127,784	75,836
Noncontrolling interest - operating partnerships	(8,120)	(6,421)	(14,355)	(12,704)
Noncontrolling interest - consolidated joint ventures	257	(148)	458	(136)
Net Income available to common shareholders	$84,978	$33,445	$113,887	$62,996

Basic income per common share
Continuing operations	$0.30	$0.27	$0.53	$0.49
Discontinued operations	$0.44	$0.03	$0.47	$0.07
Total basic income per common share	$0.74	$0.30	$1.00	$0.56

Diluted income per common share
Continuing operations	$0.30	$0.26	$0.52	$0.49
Discontinued operations	$0.44	$0.03	$0.47	$0.07
Total diluted income per common share	$0.74	$0.29	$0.99	$0.56

Weighted average shares
Basic	114,623	112,644	114,285	112,512
Diluted	115,406	113,380	115,087	113,182

Amounts attributable to common shareholders
Income from continuing operations	$34,221	$30,163	$60,346	$54,888
Discontinued operations	50,757	3,282	53,541	8,108
Net income	$84,978	$33,445	$113,887	$62,996

Liberty Property Trust

Statement of Funds From Operations

June 30, 2011

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Six Months Ended
	June 30, 2011		June 30, 2010		June 30, 2011		June 30, 2010
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$84,978	$0.74	$33,445	$0.30	$113,887	$1.00	$62,996	$0.56

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,669		3,395		7,318		7,454
Depreciation and amortization	41,194		43,271		85,165		85,720
Gain on property dispositions	(54,695)		(2,746)		(55,714)		(5,410)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	322		(1,476)		(1,219)		(2,954)
Funds from operations available to common shareholders - basic	$75,468	$0.66	$75,889	$0.67	$149,437	$1.31	$147,806	$1.31

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$84,978	$0.74	$33,445	$0.29	$113,887	$0.99	$62,996	$0.56

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,669		3,395		7,318		7,454
Depreciation and amortization	41,194		43,271		85,165		85,720
Gain on property dispositions	(54,695)		(2,746)		(55,714)		(5,410)
Noncontrolling interest excluding preferred unit distributions	2,867		1,168		3,849		2,198
Funds from operations available to common shareholders - diluted	$78,013	$0.65	$78,533	$0.67	$154,505	$1.30	$152,958	$1.31

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	114,623		112,644		114,285		112,512
Dilutive shares for long term compensation plans	783		736		802		670
Diluted shares for net income calculations	115,406		113,380		115,087		113,182
Weighted average common units	3,926		3,943		3,927		3,952
Diluted shares for funds from operations calculations	119,332		117,323		119,014		117,134

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

June 30, 2011

(In thousands, except share amounts)

	June 30, 2011	December 31, 2010
Assets	(unaudited)
Real estate:
Land and land improvements	$838,730	$833,827
Building and improvements	4,179,856	4,136,214
Less: accumulated depreciation	(1,070,428)	(1,001,737)

Operating real estate	3,948,158	3,968,304

Development in progress	11,829	-
Land held for development	210,605	209,253

Net real estate	4,170,592	4,177,557

Cash and cash equivalents	49,895	108,409
Restricted cash	50,151	49,526
Accounts receivable	7,750	6,898
Deferred rent receivable	106,851	103,336
Deferred financing and leasing costs, net of accumulated amortization (2011, $120,290; 2010, $115,118)	131,047	134,419
Investments in and advances to unconsolidated joint ventures	175,472	171,916
Assets held for sale	41,533	239,113
Prepaid expenses and other assets	113,080	73,625

Total assets	$4,846,371	$5,064,799

Liabilities
Mortgage loans	$293,702	$320,679
Unsecured notes	1,792,643	2,039,143
Credit facility	33,000	-
Accounts payable	28,595	23,652
Accrued interest	24,375	29,821
Dividend and distributions payable	56,632	56,149
Other liabilities	141,959	156,803

Total liabilities	2,370,906	2,626,247

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 116,575,289 (includes 1,249,909 in treasury) and 115,530,608 (includes 1,249,909 in treasury) shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	117	116
Additional paid-in capital	2,591,408	2,560,193
Accumulated other comprehensive income (loss)	1,956	(155)
Distributions in excess of net income	(421,507)	(426,017)
Common shares in treasury, at cost, 1,249,909 shares as of June 30, 2011 and December 31, 2010	(51,951)	(51,951)
Total shareholders’ equity	2,120,023	2,082,186

Noncontrolling interest - operating partnership
3,902,065 and 3,928,733 common units outstanding as of June 30, 2011 and December 31, 2010, respectively
9,740,000 preferred units outstanding as of June 30, 2011 and December 31, 2010

	67,155 287,959	67,621 287,959
Noncontrolling interest - consolidated joint ventures	328	786

Total equity	2,475,465	2,438,552

Total liabilities & equity	$4,846,371	$5,064,799